Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2023, relating to the financial statements of Crane Holdings, Co. and subsidiaries (“Crane Holdings, Co.”) and the effectiveness of Crane Holdings, Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K (File No: 1-1657) of Crane Holdings, Co. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Stamford, Connecticut April 13, 2023